Registration No. 33-52004



                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                  POST-EFFECTIVE AMENDMENT NO. 1
                                TO
                             FORM S-3

                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933

                    FIRST CHARTER CORPORATION
      (Exact name of registrant as specified in its charter)

       North Carolina                             56-1355866
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)            Identification No.)

                      22 Union Street, North
                  Concord, North Carolina 28025
                          (704) 786-3300
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)


                      LAWRENCE M. KIMBROUGH
                    First Charter Corporation
                      22 Union Street, North
                  Concord, North Carolina 28025
                          (704) 786-3300
             (Name, address, including zip code, and
   telephone number, including area code, of agent for service)


                             Copy To:
                      ROBERT M. DONLON, ESQ.
               Smith Helms Mulliss & Moore, L.L.P.
                      201 North Tryon Street
                 Charlotte, North Carolina 28202
                          (704) 343-2000


Approximate date of commencement of proposed sale to the public: This post-effective Amendment to this Registration Statement is for the purpose of deregistering certain previously registered shares.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering.   [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]





    First Charter Corporation hereby deregisters 276 shares (such number gives effect to (1) a 6-for-5 stock split effected during June 1997, (2) a 33.33% stock dividend effected during December 1994, and (3) a 20% stock dividend effected during December 1992) of its Common Stock, no par value per share (the "Common Stock"), previously registered in connection with the First Charter Corporation Dividend Reinvestment and Stock Purchase Plan (the "Plan") and remaining unissued or undistributed thereunder. The Registration Statement on Form S-3 filed in connection with the Plan registered 288,000 shares of Common Stock (giving effect to the above described stock adjustments) that could be issued to participants pursuant to the Plan, of which only 287,724 shares were issued. No additional shares of Common Stock will be issued pursuant to the Plan. The Plan was replaced with the Amended and Restated Dividend Reinvestment and Stock Purchase Plan. A Registration Statement on Form S-3 (Registration No. 333-60641) registering 1,000,000 shares of Common Stock to be issued or distributed pursuant to the Amended and Restated Dividend Reinvestment and Stock Purchase Plan was filed with the Securities and Exchange Commission and became effective on August 4, 1998.







                            SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of North Carolina, on January 20, 1999.


                             FIRST CHARTER CORPORATION


                             By: /S/ LAWRENCE M. KIMBROUGH
                                     Lawrence M. Kimbrough
                                     President and Chief Executive Officer